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                                                                    EXHIBIT 23.4


                          Consent of Ernst & Young LLP
                              Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 6, 1998, included in the Joint Proxy Statement/Prospectus of Richmond County Financial Corp. that is made a part of the Registration Statement for the registration of 10,041,277 shares of its common stock.

                                        /s/ Ernst & Young LLP
                                        -------------------------
                                            Ernst & Young LLP


New York, New York
January 25, 1999